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                                                                   EXHIBIT 23.1


                        Independent Accountants' Consent



We consent to the inclusion in this Registration Statement of Citizens First Corporation on Form SB-2 of our independent accountants' report dated January 17, 2003, on the consolidated financial statements as of December 31, 2002 and 2001, included in its Annual Report (Form 10-K SB) for the year ended December 31, 2002. We also consent to the reference to our firm under the caption "Experts" appearing in the Registration Statement.


/s/ BKD, LLP

Louisville, Kentucky
September 5, 2003